Consolidated statements of income (Unaudited)

	Restated for New Standard			Previously Reported			Change
Year ended December 31 (in millions of Canadian dollars, except per share data)	2017	2016	2015	2017	2016	2015	2017	2016	2015
Revenues
Freight	$6,375	$6,060	$6,552	$6,375	$6,060	$6,552	$—	$—	$—
Non-freight	179	172	160	179	172	160	—	—	—
Total revenues	6,554	6,232	6,712	6,554	6,232	6,712	—	—	—
Operating expenses
Compensation and benefits	1,309	1,356	1,441	1,035	1,189	1,371	274	167	70
Fuel	677	567	708	677	567	708	—	—	—
Materials	190	180	184	190	180	184	—	—	—
Equipment rents	142	173	174	142	173	174	—	—	—
Depreciation and amortization	661	640	595	661	640	595	—	—	—
Purchased services and other	1,056	905	1,060	1,056	905	1,060	—	—	—
Gain on sale of Delaware & Hudson South	—	—	(68)	—	—	(68)	—	—	—
Total operating expenses	4,035	3,821	4,094	3,761	3,654	4,024	274	167	70
Operating income	2,519	2,411	2,618	2,793	2,578	2,688	(274)	(167)	(70)
Less:
Other income and charges	(178)	(45)	335	(178)	(45)	335	—	—	—
Other components of net periodic benefit recovery	(274)	(167)	(70)	—	—	—	(274)	(167)	(70)
Net interest expense	473	471	394	473	471	394	—	—	—
Income before income tax expense	2,498	2,152	1,959	2,498	2,152	1,959	—	—	—
Income tax expense	93	553	607	93	553	607	—	—	—
Net income	$2,405	$1,599	$1,352	$2,405	$1,599	$1,352	$—	$—	$—
Earnings per share
Basic earnings per share	$16.49	$10.69	$8.47	$16.49	$10.69	$8.47	$—	$—	$—
Diluted earnings per share	$16.44	$10.63	$8.40	$16.44	$10.63	$8.40	$—	$—	$—
Weighted-average number of shares (millions)
Basic	145.9	149.6	159.7	145.9	149.6	159.7	—	—	—
Diluted	146.3	150.5	161.0	146.3	150.5	161.0	—	—	—

Restated results reflect the adoption of the new accounting standard for presentation of net periodic pension cost and net periodic post-retirement benefit cost. Previously reported results were derived from audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2017.

Additional annual and quarterly financial information (Unaudited)

The following tables provide additional unaudited annual and quarterly information on the impact of the restatement on CP's operating income and operating ratio. Operating ratio is defined as operating expenses divided by revenues. Net income and earnings per share have not been impacted. Previously reported results were derived from financial information included in the Annual Reports on Form 10-K for the years ended December 31, 2017 and 2016.

The tables further reconcile the restated operating income and operating ratio to the restated Adjusted operating income and Adjusted operating ratio, respectively. Adjusted operating income and Adjusted operating ratio have no standardized meanings prescribed by accounting principles generally accepted in the United States of America ("GAAP") and, therefore may not be comparable to similar measures presented by other companies. These measures are defined and the reconciling significant items are explained under Non-GAAP measures.

	For the year ended December 31
(in millions)	2017	2016	2015	2014	2013	2012
Operating income as previously reported	$2,793	$2,578	$2,688	$2,339	$1,420	$949
Less:
Other components of net periodic benefit recovery	274	167	70	137	82	63
Operating income as restated	2,519	2,411	2,618	2,202	1,338	886
Less significant items:
Gain on sale of D&H South	—	—	68	—	—	—
Labour restructuring	—	—	—	4	7	(53)
Asset impairments	—	—	—	—	(435)	(265)
Management transition recovery (costs)	51	—	—	—	4	(42)
Adjusted operating income as restated	$2,468	$2,411	$2,550	$2,198	$1,762	$1,246

	For the period ended
	2017				2016				2015
(in millions)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Operating income as previously reported	$753	$690	$679	$671	$717	$657	$551	$653	$677	$753	$646	$612
Less:
Other components of net periodic benefit recovery	71	68	68	67	40	41	43	43	14	15	26	15
Operating income as restated	682	622	611	604	677	616	508	610	663	738	620	597
Less significant items:
Gain on sale of D&H South	—	—	—	—	—	—	—	—	—	68	—	—
Management transition recovery	—	—	—	51	—	—	—	—	—	—	—	—
Adjusted operating income as restated	$682	$622	$611	$553	$677	$616	$508	$610	$663	$670	$620	$597

	For the period ended
	2014				2013				2012
(in millions)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Operating income as previously reported	$708	$621	$587	$423	$114	$524	$420	$362	$60	$376	$239	$274
Less:
Other components of net periodic benefit recovery	37	34	33	33	33	24	17	8	16	16	15	16
Operating income as restated	671	587	554	390	81	500	403	354	44	360	224	258
Less significant items:
Labour restructuring	—	—	—	4	7	—	—	—	(53)	—	—	—
Asset impairments	—	—	—	—	(435)	—	—	—	(265)	—	—	—
Management transition (costs) recovery	—	—	—	—	(5)	—	—	9	—	—	(42)	—
Adjusted operating income as restated	$671	$587	$554	$386	$514	$500	$403	$345	$362	$360	$266	$258

	For the year ended December 31
	2017	2016	2015	2014	2013	2012
Operating ratio as previously reported	57.4%	58.6%	60.0%	64.7%	76.8%	83.3%
Add:
Other components of net periodic benefit recovery	4.2	2.7	1.0	2.0	1.4	1.1
Operating ratio as restated	61.6	61.3	61.0	66.7	78.2	84.4
Less significant items:
Gain on sale of D&H South	—	—	(1.0)	—	—	—
Labour restructuring	—	—	—	—	(0.1)	0.9
Asset impairments	—	—	—	—	7.1	4.7
Management transition (recovery) costs	(0.8)	—	—	—	(0.1)	0.7
Adjusted operating ratio as restated	62.4%	61.3%	62.0%	66.7%	71.3%	78.1%

	For the period ended
	2017				2016				2015
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Operating ratio as previously reported	56.1%	56.7%	58.7%	58.1%	56.2%	57.7%	62.0%	58.9%	59.8%	55.9%	60.9%	63.2%
Add:
Other components of net periodic benefit recovery	4.1	4.3	4.1	4.3	2.5	2.7	3.0	2.8	0.9	1.0	1.5	0.9
Operating ratio as restated	60.2	61.0	62.8	62.4	58.7	60.4	65.0	61.7	60.7	56.9	62.4	64.1
Less significant items:
Gain on sale of D&H South	—	—	—	—	—	—	—	—	—	(4.0)	—	—
Management transition recovery	—	—	—	(3.2)	—	—	—	—	—	—	—	—
Adjusted operating ratio as restated	60.2%	61.0%	62.8%	65.6%	58.7%	60.4%	65.0%	61.7%	60.7%	60.9%	62.4%	64.1%

	For the period ended
	2014				2013				2012
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Operating ratio as previously reported	59.8%	62.8%	65.1%	72.0%	92.9%	65.9%	71.9%	75.8%	96.0%	74.1%	82.5%	80.1%
Add:
Other components of net periodic benefit recovery	2.2	2.0	1.9	2.2	2.0	1.4	1.2	0.5	1.2	1.1	1.1	1.1
Operating ratio as restated	62.0	64.8	67.0	74.2	94.9	67.3	73.1	76.3	97.2	75.2	83.6	81.2
Less significant items:
Labour restructuring	—	—	—	(0.2)	(0.4)	—	—	—	3.5	—	—	—
Asset impairments	—	—	—	—	27.1	—	—	—	17.7	—	—	—
Management transition costs	—	—	—	—	0.3	—	—	(0.6)	—	—	3.1	—
Adjusted operating ratio as restated	62.0%	64.8%	67.0%	74.4%	67.9%	67.3%	73.1%	76.9%	76.0%	75.2%	80.5%	81.2%

Non-GAAP Measures (Unaudited)

The Company presents non-GAAP measures to provide a basis for evaluating underlying earnings trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore may not be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

The Company uses Adjusted operating income and Adjusted operating ratio to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. Adjusted operating income is calculated as Operating income reported on a GAAP basis less significant items. Adjusted operating ratio also excludes those significant items that are reported within Operating income. These non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these non-GAAP financial measures may provide insight to investors and other external users of the Company's consolidated financial information.

In the first quarter of 2017, there was one significant item included in operating income: a management transition recovery of $51 million related to the retirement of Mr. E. Hunter Harrison as CEO of CP.

In the third quarter of 2015, there was one significant item included in operating income: a $68 million gain related to the sale of the Delaware and Hudson Railway Company, Inc. ("D&H") South.

In the first quarter of 2014, there was one significant item included in operating income: a recovery of $4 million was recorded for the Company's 2012 labour restructuring initiative due to favourable experience gains, recorded in Compensation and benefits.

In 2013, there were three significant items included in operating income as follows:

•
in the fourth quarter, an asset impairment charge and accruals for future costs totalling $435 million relating to the sale of Dakota, Minnesota & Eastern Railroad – West, which closed in the second quarter of 2014;

•	in the fourth quarter, management transition costs related to the retirement of the Company’s CFO and the appointment of the new CFO of $5 million;

•	in the fourth quarter, a recovery of $7 million of the Company’s 2012 labour restructuring initiative due to favourable experience gains; and

•	in the first quarter, a recovery of U.S. $9 million related to settlement of certain management transition amounts, which had been subject to legal proceedings.

In 2012, there were four significant items included in operating income as follows:

•	in the fourth quarter, an asset impairment charge of $185 million with respect to the option to build into the Powder River Basin and another investment;

•	in the fourth quarter, an asset impairment charge of $80 million related to a certain series of locomotives;

•	in the fourth quarter, a labour restructuring charge of $53 million as part of a restructuring initiative; and

•	in the second quarter, a charge of $42 million with respect to compensation and other management transition costs.